Exhibit 99.1

US District Court Adopts Finjan’s Claim Constructions Over Cisco’s
Three Patents, Four Disputed Claim Terms, 100% Win for Finjan, Inc.

East Palo Alto, CA – February 14, 2019 – Finjan Holdings, Inc. (NASDAQ: FNJN), and its subsidiary Finjan, Inc. ("Finjan"), announced that in an Order, dated February 5, 2019 and titled “Order Construing Additional Claims in U.S. Patent Nos. 6,154,844; 6,804,780; 7,647,633,” (“Order”), the Honorable Judge Beth Labson Freeman of the U.S. District Court for the Northern District of California (Case No. 17-cv-00072) adopted and ordered claim constructions entirely in Finjan’s favor over Cisco’s proposed claim constructions. Cisco sought the Court’s construction on one additional claim element for the ‘844 Patent, one for the ‘780 Patent, and two additional claim elements for the ‘633 Patent, after the Court previously ruled on 10 other disputed claim elements on July 23, 2018.

“We believe this win signifies that it will be more difficult for Cisco to avoid liability under Finjan’s battle-hardened patents,” said Julie Mar-Spinola, Finjan’s CIPO. “As the Court stated throughout the Order, the four terms were previously construed either by itself or other courts and Cisco’s arguments to change those prior constructions were insufficient or unpersuasive.”

Separately, the Court had entered an earlier July 23, 2018 Order construing 10 claim elements, four of which were on the ‘844 Patent, one on the ‘780 Patent, three on the ‘633 Patent, and one each on U.S. Patent Nos. 8,677,494 and 8,141,154, the latter two of which were not part of the February 5th Order. Of the 10 claim elements disputed, the Court adopted Finjan’s interpretation on six, split one between Finjan and Cisco, construed two on its own, and adopted Cisco’s interpretation on one claim element.

•	The ‘844 Patent is also asserted against: ESET, SonicWall, Juniper, CheckPoint, Fortinet, and Qualys

•	The ‘780 Patent is also asserted against Palo Alto Networks, ESET, SonicWall, Bitdefender, Juniper, and Zscaler

•	The ‘633 Patent is also asserted against Palo Alto Networks, SonicWall, Juniper, Zscaler, CheckPoint, and Fortinet

•	The ‘494 Patent is also asserted against Palo Alto Networks, SonicWall, Bitdefender, Juniper, Zscaler, CheckPoint, Rapid7, Fortinet, and Qualys

•	The ‘154 Patent is also asserted against Palo Alto Networks, SonicWall, Bitdefender, Juniper, CheckPoint, Rapid7, and Qualys.

The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

About Finjan Holdings, Inc.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized pioneer in cybersecurity. Finjan, Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' strategic initiatives to achieve future growth and deliver value to shareholders ; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com